Exhibit (a)(1)(W)

NOTICE OF GUARANTEED DELIVERY
For Tender of Ordinary Shares
of
STRATASYS LTD.
Pursuant to the Offer to Purchase dated May 25, 2023, as amended and supplemented by the
Supplement to Offer to Purchase dated June 27, 2023, the Second Supplement to Offer to Purchase
dated July 10, 2023 and the Third Supplement to Offer to Purchase dated July 18, 2023 by
NANO DIMENSION LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON JULY 31, 2023, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if (i) certificates representing ordinary shares, par value NIS 0.01 per share of Stratasys Ltd. (“Stratasys” and “Stratasys Shares”, respectively) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date of the offer (as defined in the Offer to Purchase) or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 9 of the Offer to Purchase (as defined below).

The Depositary for the offer is:

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

By Email Transmission:

CANOTICEOFGUARANTEE@computershare.com

All questions on the offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 9 of the Offer to Purchase) and certificates for Stratasys Shares (or Book-Entry Confirmation, as defined in Section 9 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Nano Dimension Ltd., a company organized under the laws of the State of Israel, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 25, 2023, as subsequently amended and supplemented, including by the Supplement to Offer to Purchase, dated June 27, 2023 the Second Supplement to Offer to Purchase, dated July 10, 2023 and the Third Supplement to Offer to Purchase, dated July 18, 2023 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be further amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “offer”), receipt of which is hereby acknowledged, the number of Stratasys Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 9 of the Offer to Purchase.

Number of Stratasys Shares and Certificate No(s)
(if available)

☐ Check here if Stratasys Shares will be tendered by book entry transfer.
Name of Tendering Institution

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(please type or print)
Address(es):

(Zip Code)
Area Code and Tel. NO.

(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Stratasys Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within TWO (2) Nasdaq trading days after the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Stratasys Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Stratasys Shares tendered hereby into the Depositary’s account at The Depositary Trust Company (pursuant to the procedures set forth in Section 9 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 9 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)
Name:
(Please type or print)
Title:
Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED STRATASYS SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED STRATASYS SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.